                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or LEO J. DALEY or JAMES
H. AGGER or W. DOUG BROWN, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-3 and S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock offered, issued, sold, or resold under


     - the Air Products and Chemicals, Inc. Long-Term Incentive Plan and/or the Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan (formerly the 1990 Long-Term Incentive Plan);

     - the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan and/or the Air Products and
          Chemicals, Inc. Supplementary Savings Plan;

     -    the Air Products and Chemicals, Inc. Stock Incentive Program;

     - the Air Products Employee Stock Option Award granted 2 October 1995 and/or the Air Products Employee Stock Option Award granted 1 October 1997;

     - the Air Products and Chemicals, Inc. Deferred Compensation Plan for Directors and/or the Air Products and Chemicals, Inc. Stock
          Option Plan for Directors;


     - the Air Products PLC U.K. Savings-Related Share Option Scheme and/or the Air Products Group Limited U.K. Savings-Related Share Option Scheme;

     - the Direct Investment Program for Shareholders of Air Products and Chemicals, Inc.; and/or

     - any other plan, program, or award (together with all of the foregoing, the "Plans") of Air Products and Chemicals, Inc. or its subsidiaries existing from time to time which involves Common Stock, which Registration Statements may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under any of such Plans as may be necessary from time to time in accordance with the provisions of such Plans, (ii) amendments to said Plans heretofore or hereafter approved or established by the Board or the appropriate committee of the Board, by Air Products PLC, by Air Products Group Limited, or by the Plan Administrator, or
(iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                             TITLE                        DATE

  /s/Harold A. Wagner            Director, Chairman of the Board, Chief     November 19, 1998
------------------------------   Harold A. Wagner Executive Officer and
                                 Employee Benefit Plans
      Harold A. Wagner           Committee Member
                                 (Principal Executive Officer)


   /s/Tom H. Barrett             Director                                   November 19, 1998
------------------------------
      Tom H. Barrett


   /s/ L. Paul Bremer III        Director                                   November 19, 1998
------------------------------
       L. Paul Bremer III


   /s/ Robert Cizik              Director                                   November 19, 1998
-------------------------------
       Robert Cizik


   /s/ Ruth M. Davis             Director                                   November 19, 1998
------------------------------
       Ruth M. Davis


   /s/Ursula F. Fairbairn        Director                                   November 19, 1998
------------------------------
      Ursula F. Fairbairn


   /s/Edward E. Hagenlocker      Director                                   November 19, 1998
------------------------------
      Edward E. Hagenlocker


   /s/James F. Hardymon          Director                                   November 19, 1998
------------------------------
      James F. Hardymon

   /s/John P. Jones III          Director                                   November 19, 1998
------------------------------
      John P. Jones III


   /s/Joseph J. Kaminski         Director                                   November 19, 1998
-------------------------------
      Joseph J. Kaminski


   /s/Terry R. Lautenbach        Director                                   November 19, 1998
-------------------------------
      Terry R. Lautenbach


   /s/Ruud F. M. Lubbers         Director                                   November 19, 1998
------------------------------
      Ruud F. M. Lubbers


   /s/Takeo Shinna               Director                                   November 19, 1998
------------------------------
      Takeo Shiina


   /s/Lawrason D. Thomas         Director                                   November 19, 1998

-------------------------------
      Lawrason D. Thomas